UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2012

Date of Report (Date of earliest event reported)

Cellteck, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2049 Century Park East, Suite 3670, Los Angeles, California 90067

(Address of principal executive offices)

(Zip Code)

(310) 552-1555

Registrant’s telephone number, including area code

___________________________________

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Madsen & Associates CPA’s, Inc.

On November 14, 2012, the Board of Directors of Cellteck, Inc., a Nevada corporation (the “Company”) dismissed Madsen & Associates CPA’s, Inc. (“Madsen”) as the Company’s independent registered public accounting firm.

For the years ended December 31, 2010 and 2011 and the subsequent interim period from January 1, 2012 through November 14, 2012, there were no disagreements between the Company and Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused Madsen to make reference to the subject matter of the disagreements in connection with its reports.

The audit reports of Madsen for the financial statements of the Company, as of and for the years ended December 31, 2010 and 2011, and included in the Company’s Annual Reports on Form 10-K for the years then ended, included a statement that the Company’s working capital needs to service its debt and for its planned activity raise a substantial doubt about its ability to continue as a going concern.

Except as set forth above, such audit reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(b) Engagement of Weinberg & Company, P.A.

On November 14, 2012, the Board of Directors of the Company engaged Weinberg & Company, P.A. (“Weinberg”), to serve as the Company’s new independent registered public accounting firm and to perform the audit for the year ending December 31, 2012.

On October 12, 2012, the Company completed a merger transaction (the “Merger”) with Eos Petro, Inc., a Delaware corporation (“Eos”). As a result of the Merger, Eos became a wholly-owned subsidiary of the Company. The material terms of the Merger were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2012.

Weinberg is Eos’ independent registered public accounting firm and audited the consolidated financial statements of Eos from inception (May 2, 2011) and for the year ended December 31, 2011. The audit report of Weinberg for such financial statements was delivered to the Company prior to the closing of the Merger. The audit report and financial statements were previously filed with the Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 15, 2012. The audit report included a statement that Eos’ stockholders’ deficiency, recurring operating losses and negative cash flows raise a substantial doubt about its ability to continue as a going concern.

The Company did not consult with Weinberg regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company provided each of Madsen and Weinberg with a copy of the disclosures set forth in this Current Report on Form 8-K and has requested Madsen furnish it with a letter addressed to the Commission stating whether or not Madsen agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by Madsen in response to such request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 16.1	Letter from Madsen & Associates CPA’s, Inc. dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLTECK, INC.

Dated: November 14, 2012
	By:	/s/ Nikolas Konstant
Nikolas Konstant, Chairman of the Board, President, CEO and CFO